Exhibit 10.43

FOURTH AMENDMENT TO THE

LEASE AGREEMENT AND OTHER ARRANGEMENTS

Under this agreement, and in the best form of law,

SÃO MARTINHO S.A., company with registered office in the city of Pradópolis, State of São Paulo, at Fazenda São Martinho, CEP 14850-000, registered with the Taxpayers’ Registry of the Ministry of Finance under no. CNPJ/MF 51.466.860/0001-56, herein represented under the terms in its By-Laws, hereinafter referred to as “LESSOR”, or “São Martinho”; and

SMA INDÚSTRIA QUÍMICA LTDA., limited liability company with registered office in the city of Pradópolis, State of São Paulo, at Fazenda São Martinho, CEP 14850-000, registered with the Taxpayers’ Registry of the Ministry of Finance under no. CNPJ/MF 12.065.083/0001-86, herein represented under the terms in its By-Laws, hereinafter referred to as “LESSEE”, or, “SMA Indústria”

And, as Intervening Parties and Guarantors:

AMYRIS BRASIL LTDA., limited liability company, with registered office at Rua James Clerk Maxwell, 315, Techno Park, in the city of Campinas, State of São Paulo, Brazil, registered with the Taxpayers’ Registry of the Ministry of Finance under no. CNPJ/MF 09.397.224/0001-20, herein represented under the terms in its By-Laws (hereinafter referred to as “Amyris Brasil”);

AMYRIS INC., company duly incorporated and existing under the laws of the State of Delaware, United States of America, with registered office at 5885 Hollis Street, Suite 100, Emeryville, State of California, United States of America, herein represented under the terms in its By-Laws (hereinafter referred to as “ABI” and jointly with Amyris Brasil “Amyris”).

(Lessor and Lessee hereinafter referred jointly as “Parties” or, separately as “Party”).

Whereas:

(i)   São Martinho and Amyris have amended the Share Purchase and Sale Agreement (“SPA”) executed on 8/31/2015 on this date to set forth a new term for the transfer of assets; and

(ii)  Under the terms in the SPA, the Parties and Amyris agreed upon altering the term of the lease of the Property from December 31, 2017 to July 1, 2018, as result of Amyris obligation to transfer the assets of SMA Indústria to a different location upon termination of that term; and

(iii)   Amyris Brasil is undergoing a process for assignment of some assets and liabilities to SMA Indústria, a company that is currently part of the same economic group as Amyris, and this agreement is sufficient to formalize the information and to obtain consent from São Martinho. Notwithstanding, the above-mentioned assignment shall not prejudice the obligations assumed by Amyris Brasil – as intervening party and guarantor, which shall be complied with by SMA Indústria, starting on December 22, 2017

The Parties agree, and under the terms of current laws, upon executing this Fourth Amendment to the Lease Agreement and Other Arrangements (“Fourth Amendment”), under the following terms and conditions:

1.    The Parties choose to amend the term of the Agreement agreed upon in the Third Amendment (i.e. December 31, 2017) to July 1, 2018.

1.1. The Parties agree that the LESSEE may be entitled to terminate the Agreement early should the transfer of Assets be concluded before July 1, 2018, with no penalties.

1.1.1.     In case of early termination of the Agreement by the LESSEE, under the terms in clause 1.1 above, the LESSEE shall remain responsible for rents and ordinary expenses (like power, water, taxes, telephone, etc.) until acceptance of the keys by the LESSOR.

1.2.             For avoidance of doubts, the Property is to be delivered by the LESSEE to the LESSOR free of any people and goods, under perfect use conditions, except for regular wear and tear.

2.                 The LESSEE and Amyris hereby agree upon arranging the removal of all the machinery, equipment, and other assets from the Property prior to the termination of the new term of this agreement.

2.1.            If, after July 1, 2018, the LESSOR finds that the Property is not fully free of goods and people, the LESSOR may, at its sole discretion, adopt all measures needed to complete vacate the Property, disposing materials, equipment and/or other assets that are located in the Property as deemed to be appropriate and charging from the LESSEE all costs and expenses required for such disposal, without prejudice to the terms in item 3 below.

3.                 Should the LESSEE delay the delivery of the Property free of assets or people, the LESSEE shall pay to the LESSOR a fine of R$ 1,500.00 (one thousand and five hundred reais) per late day, without prejudice of appropriate legal measures to safeguard the rights of the LESSOR and the amounts corresponding to the lease and ordinary expenses of the Property that are still due by the LESSEE.

4.  Amyris Brasil and ABI hereby represent to be aware and agree upon the terms and conditions of the Lease Agreement and the first amendment, as well as with all obligations set forth hereunder and in the Lease Agreement and the first amendment, being jointly responsible with the LESSEE.

4.1.        Thus, considering the process for assignment of all rights and obligations arising out of the lease, assumed by Amyris Brasil (i.e., as intervening party and guarantor), SMA Indústria shall assume, starting on December 22, 2017, with Amyris, Inc., the responsibility for compliance with all terms and conditions inherent to the lease, jointly.

5.   All other terms in the Agreement and the First, Second, and Third Amendments that have not been expressly amended by this Fourth Amendment and that are not in conflict with the terms hereunder shall remain unchanged, and shall be part of the amended agreement, for all legal purposes.

In witness whereof, the Parties sign this Agreement in four (4) counterparts of equal tenor and form, before two witnesses, to produce all legal effects.

São Paulo, December 26, 2017

LESSOR:

[Signature]		[Signature]
AGENOR	SÃO MARTINHO S.A.	TETTI

LESSEE:

/s/ Eduardo Loosli		/s/ Erica Baumgarten
EDUARDO	SMA INDÚSTRIA QUÍMICA S.A.	ERICA B.

INTERVENING PARTIES:

[Stamp]	/s/ Eduardo Loosli		/s/ Giani Ming Valent	[Stamp]
Amyris Brasil Ltda.	EDUARDO	AMYRIS BRASIL LTDA	GIANI	Amyris Brasil Ltda.
Eduardo Loosli Silveira				Giani Ming Valent, PMP
Vice-President Amyris Brasil		/s/ John Melo		Engineering Officer
AMYRIS INC.

Witnesses:

1. [Signature] Name: Mayara Muniz de Freitas RG No:	2. [Signature] Name: [illegible] RG No.:

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